SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PURINA MILLS

                    GABELLI SECURITIES, INC.
                                10/12/01           11,100-           23.0000
                                 9/28/01              900-           22.2000
                                 9/27/01            2,000            21.5325
                                 9/25/01            7,000-           22.1017
                                 9/24/01            1,000            18.7500
                                 9/24/01            5,000-           22.0100
                    GAMCO INVESTORS, INC.
                                10/12/01            2,000-           23.0000
                                10/12/01            3,000-           23.0000
                                10/05/01            2,000            22.5010
                                10/04/01            1,000            22.5000
                                10/03/01            1,000            22.3500
                                 9/26/01            1,000            21.1000
                                 9/26/01            5,000-           21.0000
                    GABELLI ASSOCIATES LTD
                                10/12/01          302,778-           23.0000
                    GABELLI FUND, LDC
                                10/12/01              500-           23.0000
                                10/12/01            1,000-           23.0000
                                10/03/01            1,000-           22.3200
                                 9/27/01            1,000            21.5500
                                 9/24/01              500            18.7500
                    GABELLI ASSOCIATES FUND
                                10/12/01          251,625-           23.0000
                                 9/25/01            5,000-           22.1017
                                 9/24/01            9,000-           22.0100
                     GABELLI FUNDS, LLC.
                         GABELLI ABC FUND
                                10/12/01            5,000-           23.0000
                                 9/28/01            5,000            22.0000


          (1) THE DISPOSITIONS ON 10/12/01 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.